Exhibit (a)(2)

WESTERN ASSET MORTGAGE DEFINED OPPORTUNITY FUND INC.

ARTICLES OF AMENDMENT

Western Asset Mortgage Defined Opportunity Fund Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting Article IX in its entirety and inserting the following in lieu thereof:

ARTICLE IX

[RESERVED]

SECOND: These Articles of Amendment shall become effective as of 8:59 a.m., Eastern Time, on January 2, 2020.

THIRD: The foregoing amendment to the Charter has been advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

FOURTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman of the Board, President and Chief Executive Officer and attested to by its Assistant Secretary on December 20, 2019.

ATTEST:		WESTERN ASSET MORTGAGE DEFINED OPPORTUNITY FUND INC.

By:	/s/ George P. Hoyt	By:	/s/ Jane E. Trust	(SEAL)
	George P. Hoyt		Jane E. Trust
	Assistant Secretary		Chairman of the Board, President and Chief Executive Officer

WESTERN ASSET MORTGAGE DEFINED OPPORTUNITY FUND INC.

ARTICLES OF AMENDMENT

Western Asset Mortgage Defined Opportunity Fund Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to change the name of the Corporation to “Western Asset Mortgage Opportunity Fund Inc.”

SECOND: The foregoing amendment to the Charter has been approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

THIRD: The foregoing amendment to the Charter shall become effective as of 9:00 a.m. Eastern Time on January 2, 2020.

FOURTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman of the Board, President and Chief Executive Officer and witnessed by its Assistant Secretary on December 20, 2019.

ATTEST:		WESTERN ASSET MORTGAGE DEFINED OPPORTUNITY FUND INC.

By:	/s/ George P. Hoyt	By:	/s/ Jane E. Trust	(SEAL)
	George P. Hoyt		Jane E. Trust
	Assistant Secretary		Chairman of the Board, President and Chief Executive Officer

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